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                                                                   EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-xxxx) pertaining to the Meridian Medical Technologies, Inc. Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated September 8, 2000, with respect to the consolidated financial statements and schedule of Meridian Medical Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2000, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

McLean, VA
January 25, 2001